Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	TrustCo Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

TrustCo Announces Third Quarter 2018 Net Income of $15.2 Million

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for third quarter 2018:
▪	Net income of $15.2 million, up 20.7% compared to $12.6 million in the third quarter of 2017
▪	Return on average assets (ROAA) of 1.24% compared to 1.02% in the third quarter of 2017
▪	Return on average equity (ROAE) of 12.84% compared to 11.06% in the third quarter of 2017
▪	Efficiency ratio of 53.39% compared to 52.79% in the third quarter of 2017 (Non-GAAP measure; see P. 14 for definition)

•	Asset quality continues to be strong:
o	Nonperforming assets (NPAs) fell by $1.4 million compared to September 30, 2017
o	NPAs to total assets improved to 0.53%, compared to 0.56% at September 30, 2017
o	Quarterly net chargeoffs were equal to 0.01% of average loans on an annualized basis, compared to 0.07% for the third quarter of 2017

•	Seeking depth and expansion of customer base:
o	Looking to gain depth in customer base within branch network
o	Core (non-maturity) deposits averaged $28.4 million per branch at September 30, 2018
o	Average core deposits were down $31.0 million in the third quarter 2018 compared to the third quarter 2017, however that was driven by a decrease in relatively high cost money market deposits
▪	Excluding money market deposits, core deposits were up $32.4 million or 1.3%
▪	With the exception of money market balances, the cost of core deposits continues to decline

•	Loan portfolio reaches all-time high:
o	Average loans were up $242 million for the third quarter 2018 compared to third quarter of 2017
o	At $3.8 billion as of September 30, 2018, loans continue to set new all-time highs

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FOR IMMEDIATE RELEASE:

TrustCo Announces Third Quarter 2018 Net Income of $15.2 Million

Glenville, New York – October 22, 2018

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced third quarter 2018 net income of $15.2 million compared to $12.6 million for the third quarter 2017, an increase of 20.7%.  Third quarter 2018 results include the impact of a lower tax rate resulting from the Tax Cuts and Jobs Act.

Summary

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to report continued strong third quarter performance, with an increase of 20.7% in net income as compared to the third quarter of 2017.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  In terms of our core business, we continue to add customer relationships, which ultimately drive future growth.  We will continue to take advantage of opportunities as they are presented during the balance of this year and beyond.”

TrustCo continues to see solid loan growth in the third quarter 2018 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and cash flow from security investments, as well as expansion of shareholders’ equity through increased retained net income.  The continued shift toward loans helped sustain the margin despite higher CD rates.  We note that current mortgage rates exceed the yield on our existing portfolio of mortgages, which, if sustained, will be a positive going forward.  The Federal Reserve decision to raise the target Federal Funds rate has contributed to our results as our cash position immediately repriced upward.  We are starting to see the full impact of the 25 basis point increase from last quarter, of which an additional 25 basis point increase was announced on September 26th, 2018.

Total average deposits were up $47.3 million in the third quarter 2018 versus the prior year.  Average core deposits were down over that time frame, due in part to a decline of money market balances, our highest costing core deposit type.  Other average core deposits were up $32.4 in the third quarter 2018 over the same period in 2017, driven by interest bearing checking accounts and demand deposits.  The overall cost of funds increased 16 basis points to 0.52% from the third quarter 2017 to the third quarter 2018.  The shift towards loans in the asset mix, coupled with a 100 basis point increase in the yield on Federal Funds and securities more than offset the higher cost of funds, resulting in a 9 basis point gain in net interest margin to 3.35%.  TrustCo’s strong liquidity position continues to allow us to take advantage of opportunities as they arise.

Page | 2

Details

Average loans were up $242 million or 6.8% in the third quarter 2018 over the same period in 2017.  Average residential loans, our primary lending focus, were up $254 million or 8.4% in the third quarter 2018, over the same period in 2017.  Total loan growth was offset by an $18.3 million decline in average outstandings on home equity lines of credit.

Average deposits were up $47.3 million or 1.1% for the third quarter 2018 over the same period a year earlier.  The growth in deposits was the result of a $51.8 million increase in average interest bearing checking balances, $16.0 million in average demand balances and $78.3 million in time deposits, partly offset by decreases of $63.4 million in money market balances and $35.4 million in savings balances.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  The cost of total deposits increased to 0.52% in the third quarter 2018 from 0.36% in the third quarter 2017.  Mr. McCormick noted that, “The year-over-year growth of our loans and our focus to strengthen the core deposit base reflect the long term strategic focus of the Company.”

For the third quarter 2018, return on average assets and return on average equity were 1.24% and 12.84%, respectively, compared to 1.02% and 11.06% for the third quarter 2017.  Diluted earnings per share were $0.157 for the third quarter 2018, compared to $0.131 for the third quarter 2017.  Total operating expenses increased by $1.0 million in the third quarter 2018 as compared to the third quarter 2017, with the most significant increase coming in salaries and benefits.  The increase in expenses was matched with a $945 thousand increase in revenue (net interest income plus non-interest income).  The effective tax rate was 24.5% in the third quarter of 2018, compared to 36.9% in the year ago period, reflecting the Tax Cuts and Jobs Act.

For the three quarters of 2018, return on average assets and return on average equity were 1.24% and 13.00%, respectively, compared to 0.98% and 10.77% for three quarters of 2017.  Diluted earnings per share were $0.470 through September of 2018, compared to $0.372 for the same time period in 2017.

“While some banks have backed away from branches, a customer-friendly branch franchise continues to be the key to our long term plans.  We continue to make good progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.”

“At September 30, 2018, our average deposits per branch were $28.4 million, compared to $29.0 million at September 30, 2017.   For branches open one year or more, the average deposits per branch is up $240 thousand year over year.  While total deposit growth is important, TrustCo strives to maximize customer relationships through attracting and increasing core deposit balances.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Page | 3

Asset quality and loan loss reserve measures continued to improve.  Nonperforming loans (NPLs) were $23.8 million at September 30, 2018, compared to $24.6 million at September 30, 2017.  NPLs were equal to 0.62% of total loans at September 30, 2018, compared to 0.69% at September 30, 2017.  The coverage ratio, or allowance for loan losses to NPLs, was 188.0% at September 30, 2018, compared to 179.3% at September 30, 2017.  Nonperforming assets (NPAs) were $26.1 million at September 30, 2018 compared to $27.5 million at September 30, 2017.  The ratio of loan loss allowance to total loans was 1.17% as of September 30, 2018, compared to 1.23% at September 30, 2017 and reflects both the continued improvement in asset quality and the economic conditions in our lending areas.  The allowance for loan losses was $44.7 million at September 30, 2018 compared to $44.1 million at September 30, 2017.  The provision for loan losses was $300 thousand for the third quarter 2018, compared to $550 thousand in the third quarter 2017.  Net chargeoffs for the third quarter 2018 decreased versus the third quarter 2017, falling to $67 thousand from $630 thousand in the year earlier period.  The annualized net chargeoff ratio was 0.01% for the third quarter 2018, compared to 0.07% in the third quarter 2017.

The net interest margin for the third quarter 2018 was 3.35%, up 9 basis points versus the third quarter 2017, as increases in short term interest rates led to significantly higher earnings on Federal Funds, while slightly better returns were also achieved in the investment portfolio.  Loan yields declined slightly, but higher volumes increased interest income.  During the same period, the cost of interest bearing liabilities increased 16 basis points.

At September 30, 2018 the equity to asset ratio was 9.77%, compared to 9.34% at September 30, 2017.  Book value per share at September 30, 2018 was $4.93 compared to $4.73 a year earlier.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, TrustCo Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at September 30, 2018.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.
A conference call to discuss third quarter 2018 results will be held at 9:00 a.m. Eastern Time on October 23, 2018.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10124519.  The call will also be audio webcast at: https://services.choruscall.com/links/trst181023.html, and will be available for one year.

Page | 4

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

Page | 5

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2018		6/30/2018		9/30/2017
Summary of operations
Net interest income (TE)	$40,526		40,119		39,190
Provision for loan losses	300		300		550
Noninterest income	4,455		4,495		4,854
Noninterest expense	24,544		24,095		23,526
Net income	15,199		15,405		12,596

Per common share
Net income per share:
- Basic	$0.157		0.160		0.131
- Diluted	0.157		0.160		0.131
Cash dividends	0.068		0.066		0.066
Book value at period end	4.93		4.87		4.73
Market price at period end	8.50		8.90		8.90

At period end
Full time equivalent employees	807		829		815
Full service banking offices	148		148		144

Performance ratios
Return on average assets	1.24%		1.26		1.02
Return on average equity	12.84		13.26		11.06
Efficiency (1)	53.39		53.35		52.79
Net interest spread (TE)	3.26		3.24		3.21
Net interest margin (TE)	3.35		3.32		3.26
Dividend payout ratio	43.29		41.08		50.07

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.76%		9.52		9.33
Consolidated equity to assets	9.77%		9.53		9.34

Asset quality analysis at period end
Nonperforming loans to total loans	0.62		0.65		0.69
Nonperforming assets to total assets	0.53		0.54		0.56
Allowance for loan losses to total loans	1.17		1.19		1.23
Coverage ratio (3)	1.9	x	1.8	x	1.8	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

Page | 6

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine months ended
	9/30/2018	9/30/2017
Summary of operations
Net interest income (TE)	$119,957	115,152
Provision for loan losses	900	1,700
Noninterest income	13,629	14,085
Noninterest expense	72,794	70,458
Net income	45,412	35,783

Per common share
Net income per share:
- Basic	$0.471	0.373
- Diluted	0.470	0.372
Cash dividends	0.199	0.197
Tangible Book value at period end	4.93	4.73
Market price at period end	8.50	8.90

Performance ratios
Return on average assets	1.24%	0.98
Return on average equity	13.00	10.77
Efficiency (1)	53.60	53.96
Net interest spread (TE)	3.24	3.14
Net interest margin (TE)	3.32	3.20
Dividend payout ratio	42.35	52.82

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

TE = Taxable equivalent.

Page | 7

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Interest and dividend income:
Interest and fees on loans	$40,073	38,956	38,091	37,914	37,513
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	787	787	750	614	465
State and political subdivisions	7	6	7	10	6
Mortgage-backed securities and collateralized mortgage obligations - residential	1,601	1,675	1,763	1,730	1,815
Corporate bonds	202	150	133	148	153
Small Business Administration - guaranteed participation securities	325	333	352	358	380
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	(5)	42	43	22
Other securities	4	4	5	4	4
Total interest and dividends on securities available for sale	2,926	2,950	3,052	2,907	2,845

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	232	244	260	261	276
Corporate bonds	-	-	-	-	102
Total interest on held to maturity securities	232	244	260	261	378

Federal Reserve Bank and Federal Home Loan Bank stock	82	198	77	151	125

Interest on federal funds sold and other short-term investments	2,425	2,467	2,017	1,779	1,927
Total interest income	45,738	44,815	43,497	43,012	42,788

Interest expense:
Interest on deposits:
Interest-bearing checking	113	112	106	107	113
Savings	417	420	419	429	435
Money market deposit accounts	544	452	439	457	469
Time deposits	3,864	3,439	2,860	2,412	2,247
Interest on short-term borrowings	277	283	358	359	345
Total interest expense	5,215	4,706	4,182	3,764	3,609

Net interest income	40,523	40,109	39,315	39,248	39,179

Less: Provision for loan losses	300	300	300	300	550
Net interest income after provision for loan losses	40,223	39,809	39,015	38,948	38,629

Noninterest income:
Trustco Financial Services income	1,516	1,596	1,815	1,457	1,844
Fees for services to customers	2,693	2,677	2,645	2,597	2,767
Other	246	222	219	234	243
Total noninterest income	4,455	4,495	4,679	4,288	4,854

Noninterest expenses:
Salaries and employee benefits	10,761	10,741	10,422	10,536	10,360
Net occupancy expense	3,997	4,101	4,315	4,140	4,027
Equipment expense	1,783	1,793	1,751	1,465	1,669
Professional services	1,578	1,814	1,430	1,325	1,679
Outsourced services	1,875	1,825	1,925	1,760	1,650
Advertising expense	844	670	630	559	699
FDIC and other insurance	682	514	1,023	1,102	1,018
Other real estate expense, net	528	294	372	401	275
Other	2,496	2,343	2,287	2,248	2,149
Total noninterest expenses	24,544	24,095	24,155	23,536	23,526

Income before taxes	20,134	20,209	19,539	19,700	19,957
Income taxes	4,935	4,804	4,731	12,338	7,361

Net income	$15,199	15,405	14,808	7,362	12,596

Net income per common share:
- Basic	$0.157	0.160	0.154	0.077	0.131

- Diluted	0.157	0.160	0.153	0.076	0.131

Average basic shares (in thousands)	96,555	96,449	96,353	96,230	96,102
Average diluted shares (in thousands)	96,689	96,580	96,490	96,393	96,205

Note: Taxable equivalent net interest income	$40,526	40,119	39,319	39,259	39,190

Page | 8

CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine months ended
	9/30/2018	9/30/2017
Interest and dividend income:
Interest and fees on loans	$117,120	110,219
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	2,324	1,667
State and political subdivisions	20	29
Mortgage-backed securities and collateralized mortgage obligations - residential	5,039	5,717
Corporate bonds	485	458
Small Business Administration - guaranteed participation securities	1,010	1,189
Mortgage-backed securities and collateralized mortgage obligations - commercial	37	66
Other securities	13	12
Total interest and dividends on securities available for sale	8,928	9,138

Interest on held to maturity securities:
Mortgage-backed securities-residential	736	888
Corporate bonds	-	410
Total interest on held to maturity securities	736	1,298

Federal Reserve Bank and Federal Home Loan Bank stock	357	393

Interest on federal funds sold and other short-term investments	6,909	4,900
Total interest income	134,050	125,948

Interest expense:
Interest on deposits:
Interest-bearing checking	331	371
Savings	1,256	1,300
Money market deposit accounts	1,435	1,403
Time deposits	10,163	6,711
Interest on short-term borrowings	918	1,043
Total interest expense	14,103	10,828

Net interest income	119,947	115,120

Less: Provision for loan losses	900	1,700
Net interest income after provision for loan losses	119,047	113,420

Noninterest income:
Trustco Financial Services income	4,927	5,127
Fees for services to customers	8,015	8,201
Other	687	757
Total noninterest income	13,629	14,085

Noninterest expenses:
Salaries and employee benefits	31,924	30,129
Net occupancy expense	12,413	12,403
Equipment expense	5,327	4,653
Professional services	4,822	5,570
Outsourced services	5,625	4,650
Advertising expense	2,144	2,019
FDIC and other insurance	2,219	3,077
Other real estate expense, net	1,194	770
Other	7,126	7,187
Total noninterest expenses	72,794	70,458

Income before taxes	59,882	57,047
Income taxes	14,470	21,264

Net income	$45,412	35,783

Net income per common share:
- Basic	$0.471	0.373

- Diluted	0.470	0.372

Average basic shares (in thousands)	96,453	95,997
Average diluted shares (in thousands)	96,587	96,091

Note: Taxable equivalent net interest income	$119,957	115,152

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
ASSETS:

Cash and due from banks	$42,195	40,567	39,373	44,125	41,598
Federal funds sold and other short term investments	423,254	546,049	577,797	568,615	582,599
Total cash and cash equivalents	465,449	586,616	617,170	612,740	624,197

Securities available for sale:
U. S. government sponsored enterprises	150,053	150,704	151,327	137,994	123,658
States and political subdivisions	180	524	525	525	534
Mortgage-backed securities and collateralized mortgage obligations - residential	269,093	283,252	297,633	315,840	335,530
Small Business Administration - guaranteed participation securities	57,894	61,876	64,113	67,059	69,818
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	-	9,573	9,700	9,824
Corporate bonds	29,977	29,977	35,227	40,162	40,381
Other securities	685	685	685	685	685
Total securities available for sale	507,882	527,018	559,083	571,965	580,430

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	23,462	24,730	26,174	27,551	29,268
Total held to maturity securities	23,462	24,730	26,174	27,551	29,268

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	8,953	8,779	8,779	8,779

Loans:
Commercial	190,987	190,904	185,129	186,207	187,281
Residential mortgage loans	3,331,212	3,245,151	3,171,548	3,132,521	3,070,970
Home equity line of credit	293,750	295,791	301,885	308,916	311,753
Installment loans	9,967	9,309	8,413	8,763	8,278
Loans, net of deferred net costs	3,825,916	3,741,155	3,666,975	3,636,407	3,578,282

Less: Allowance for loan losses	44,736	44,503	44,379	44,170	44,082
Net loans	3,781,180	3,696,652	3,622,596	3,592,237	3,534,200

Bank premises and equipment, net	35,214	35,521	35,240	35,157	35,028
Other assets	63,211	61,069	62,522	59,579	58,373

Total assets	$4,885,351	4,940,559	4,931,564	4,908,008	4,870,275

LIABILITIES:
Deposits:
Demand	$403,047	404,564	403,782	398,399	397,623
Interest-bearing checking	918,486	925,295	915,163	891,052	862,067
Savings accounts	1,221,127	1,257,744	1,266,852	1,260,447	1,265,229
Money market deposit accounts	501,270	512,453	539,839	556,462	564,557
Time deposits	1,155,994	1,155,214	1,109,444	1,066,966	1,075,886
Total deposits	4,199,924	4,255,270	4,235,080	4,173,326	4,165,362

Short-term borrowings	176,377	182,705	203,910	242,991	216,508
Accrued expenses and other liabilities	31,932	31,769	30,477	33,383	33,477

Total liabilities	4,408,233	4,469,744	4,469,467	4,449,700	4,415,347

SHAREHOLDERS' EQUITY:
Capital stock	100,175	100,093	100,002	99,998	99,562
Surplus	176,764	176,243	175,674	175,651	172,712
Undivided profits	246,965	238,342	229,267	219,436	218,401
Accumulated other comprehensive loss, net of tax	(13,000)	(9,796)	(8,490)	(1,806)	(3,060)
Treasury stock at cost	(33,786)	(34,067)	(34,356)	(34,971)	(32,687)

Total shareholders' equity	477,118	470,815	462,097	458,308	454,928

Total liabilities and shareholders' equity	$4,885,351	4,940,559	4,931,564	4,908,008	4,870,275

Outstanding shares (in thousands)	96,586	96,475	96,359	96,289	96,108

Page | 10

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$928	767	1,213	1,543	1,696
Real estate mortgage - 1 to 4 family	20,750	21,209	21,424	20,350	20,926
Installment	13	6	19	57	30
Total non-accrual loans	21,691	21,982	22,656	21,950	22,652
Other nonperforming real estate mortgages - 1 to 4 family	35	36	38	38	40
Total nonperforming loans	21,726	22,018	22,694	21,988	22,692
Other real estate owned	2,306	2,569	2,190	3,246	2,879
Total nonperforming assets	$24,032	24,587	24,884	25,234	25,571

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	2,054	2,143	2,154	2,389	1,895
Installment	13	-	4	-	-
Total non-accrual loans	2,067	2,143	2,158	2,389	1,895
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,067	2,143	2,158	2,389	1,895
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,067	2,143	2,158	2,389	1,895

Total
Loans in nonaccrual status:
Commercial	$928	767	1,213	1,543	1,696
Real estate mortgage - 1 to 4 family	22,804	23,352	23,578	22,739	22,821
Installment	26	6	23	57	30
Total non-accrual loans	23,758	24,125	24,814	24,339	24,547
Other nonperforming real estate mortgages - 1 to 4 family	35	36	38	38	40
Total nonperforming loans	23,793	24,161	24,852	24,377	24,587
Other real estate owned	2,306	2,569	2,190	3,246	2,879
Total nonperforming assets	$26,099	26,730	27,042	27,623	27,466

Quarterly Net Chargeoffs (Recoveries)

New York and other states*
Commercial	$(2)	(1)	(6)	(86)	(2)
Real estate mortgage - 1 to 4 family	(3)	150	28	249	613
Installment	64	27	66	50	56
Total net chargeoffs	$59	176	88	213	667

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	-	-	(1)	(41)
Installment	8	-	2	-	4
Total net chargeoffs	$8	-	2	(1)	(37)

Total
Commercial	$(2)	(1)	(6)	(86)	(2)
Real estate mortgage - 1 to 4 family	(3)	150	28	248	572
Installment	72	27	68	50	60
Total net chargeoffs	$67	176	90	212	630

Asset Quality Ratios

Total nonperforming loans (1)	$23,793	24,161	24,852	24,377	24,587
Total nonperforming assets (1)	26,099	26,730	27,042	27,623	27,466
Total net chargeoffs (2)	67	176	90	212	630

Allowance for loan losses (1)	44,736	44,503	44,379	44,170	44,082

Nonperforming loans to total loans	0.62%	0.65%	0.68%	0.67%	0.69%
Nonperforming assets to total assets	0.53%	0.54%	0.55%	0.56%	0.56%
Allowance for loan losses to total loans	1.17%	1.19%	1.21%	1.21%	1.23%
Coverage ratio (1)	188.0%	184.2%	178.6%	181.2%	179.3%
Annualized net chargeoffs to average loans (2)	0.01%	0.02%	0.01%	0.02%	0.07%
Allowance for loan losses to annualized net chargeoffs (2)	166.9	x	63.2	x	123.3	x	52.1	x	17.5	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended			Three months ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$154,865	787	2.03%	$123,055	465	1.51%
Mortgage backed securities and collateralized mortgage obligations - residential	287,760	1,601	2.23	345,248	1,815	2.10
State and political subdivisions	453	10	8.88	522	11	8.43
Corporate bonds	30,110	202	2.68	42,528	153	1.44
Small Business Administration - guaranteed participation securities	62,368	325	2.09	72,204	380	2.11
Mortgage backed securities and collateralized mortgage obligations - commercial	-	-	-	9,918	22	0.89
Other	685	4	2.34	685	4	2.34

Total securities available for sale	536,241	2,929	2.18	594,160	2,850	1.92

Federal funds sold and other short-term Investments	486,552	2,425	1.98	621,878	1,927	1.24

Held to maturity securities:
Corporate bonds	-	-	-	6,738	102	6.06
Mortgage backed securities and collateralized mortgage obligations - residential	24,080	232	3.86	30,161	276	3.66

Total held to maturity securities	24,080	232	3.86	36,899	378	4.10

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	82	3.66	9,117	125	5.48

Commercial loans	188,757	2,480	5.25	183,867	2,482	5.40
Residential mortgage loans	3,289,534	33,949	4.13	3,035,745	31,600	4.16
Home equity lines of credit	294,518	3,418	4.60	312,812	3,237	4.14
Installment loans	9,447	226	9.51	8,096	200	9.88

Loans, net of unearned income	3,782,256	40,073	4.23	3,540,520	37,519	4.24

Total interest earning assets	4,838,082	45,741	3.78	4,802,574	42,799	3.56

Allowance for loan losses	(44,770)			(44,284)
Cash & non-interest earning assets	120,474			127,004

Total assets	$4,913,786			$4,885,294

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$913,150	113	0.05%	$861,387	113	0.05%
Money market accounts	508,795	544	0.42	572,168	469	0.33
Savings	1,244,889	417	0.13	1,280,318	435	0.14
Time deposits	1,156,422	3,864	1.33	1,078,085	2,247	0.83

Total interest bearing deposits	3,823,256	4,938	0.51	3,791,958	3,264	0.34
Short-term borrowings	183,796	277	0.60	223,238	345	0.62

Total interest bearing liabilities	4,007,052	5,215	0.52	4,015,196	3,609	0.36

Demand deposits	405,311			389,286
Other liabilities	26,429			28,809
Shareholders' equity	474,994			452,003

Total liabilities and shareholders' equity	$4,913,786			$4,885,294

Net interest income, tax equivalent		40,526			39,190

Net interest spread			3.26%			3.21%

Net interest margin (net interest income to total interest earning assets)			3.35%			3.26%

Tax equivalent adjustment		(3)			(11)

Net interest income		40,523			39,179

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$155,434	2,324	1.99%	$139,629	1,667	1.59%
Mortgage backed securities and collateralized mortgage obligations - residential	300,645	5,039	2.23	357,347	5,717	2.13
State and political subdivisions	494	30	8.14	736	41	7.43
Corporate bonds	30,384	485	2.13	42,272	458	1.44
Small Business Administration - guaranteed participation securities	64,769	1,010	2.08	75,429	1,189	2.10
Mortgage backed securities and collateralized mortgage obligations - commercial	3,651	37	1.34	10,003	66	0.88
Other	685	13	2.53	685	12	2.34

Total securities available for sale	556,062	8,938	2.14	626,101	9,150	1.95

Federal funds sold and other short-term Investments	521,470	6,909	1.77	635,450	4,900	1.03

Held to maturity securities:
Corporate bonds	-	-	-	8,897	410	6.14
Mortgage backed securities and collateralized mortgage obligations - residential	25,410	736	3.86	32,202	888	3.68

Total held to maturity securities	25,410	736	3.86	41,099	1,298	4.21

Federal Reserve Bank and Federal Home Loan Bank stock	8,893	357	5.35	9,467	393	5.54

Commercial loans	187,198	7,336	5.23	184,932	7,313	5.27
Residential mortgage loans	3,214,950	99,123	4.11	2,969,363	92,910	4.17
Home equity lines of credit	299,723	10,018	4.47	321,276	9,453	3.92
Installment loans	8,831	644	9.75	8,117	563	9.25

Loans, net of unearned income	3,710,702	117,120	4.21	3,483,688	110,239	4.22

Total interest earning assets	4,822,537	134,060	3.71	4,795,805	125,980	3.50

Allowance for loan losses	(44,573)			(44,317)
Cash & non-interest earning assets	123,134			129,384

Total assets	$4,901,098			$4,880,872

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$899,319	331	0.05%	$840,322	371	0.06%
Money market accounts	528,310	1,435	0.36	576,518	1,403	0.32
Savings	1,255,245	1,256	0.13	1,280,473	1,300	0.14
Time deposits	1,124,592	10,163	1.21	1,104,731	6,711	0.81

Total interest bearing deposits	3,807,466	13,185	0.46	3,802,044	9,785	0.34
Short-term borrowings	202,412	918	0.61	226,447	1,043	0.61

Total interest bearing liabilities	4,009,878	14,103	0.47	4,028,491	10,828	0.36

Demand deposits	396,288			380,216
Other liabilities	28,062			27,880
Shareholders' equity	466,870			444,285

Total liabilities and shareholders' equity	$4,901,098			4,880,872

Net interest income, tax equivalent		119,957			115,152

Net interest spread			3.24%			3.14%

Net interest margin (net interest income to total interest earning assets)			3.32%			3.20%

Tax equivalent adjustment		(10)			(32)

Net interest income		119,947			115,120

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

Tangible Equity to Tangible Assets	9/30/2018	6/30/2018	9/30/2017

Total Assets	$4,885,351	4,940,559	4,870,275
Less: Intangible assets	553	553	553
Tangible assets	4,884,798	4,940,006	4,869,722

Equity	477,118	470,815	454,928
Less: Intangible assets	553	553	553
Tangible equity	476,565	470,262	454,375
Tangible Equity to Tangible Assets	9.76%	9.52%	9.33%
Equity to Assets	9.77%	9.53%	9.34%

	Three months ended			Nine months ended
Efficiency Ratio	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017

Net interest income (fully taxable equivalent)	$40,526	40,119	39,190	119,957	115,152
Non-interest income	4,455	4,495	4,854	13,629	14,085
Less: Net gain on sale of nonperforming loans	-	-	-	-	84
Revenue used for efficiency ratio	44,981	44,614	44,044	133,586	129,153

Total noninterest expense	24,544	24,095	23,526	72,794	70,458
Less: Other real estate expense, net	528	294	275	1,194	770
Expense used for efficiency ratio	24,016	23,801	23,251	71,600	69,688

Efficiency Ratio	53.39%	53.35%	52.79%	53.60%	53.96%

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